William J. Biggar

12 Strath Avenue
Toronto, Ontario
M8X 1P9

BY FACSIMILE (705) 324-9282
(original sent by mail)

November 21, 2003

Board of Directors
Cabletel Communications Corp.
230 Travail Road
Markham, Ontario L3S 3J1

Dear Sirs:

Please accept this letter as notice of my resignation from the Board of Directors of Cabletel effective immediately.

I have enjoyed my association with Cabletel over the past 2-1/2 years, but unfortunately my appointment in September as President and CEO of MI Developments Inc. has created significant demands on my time, necessitating a reduction in my outside commitments.

I wish the Board and management all the best in their future endeavours with Cabletel.

Yours very truly,

William J. Biggar